UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (or date of earliest event reported): April 4, 2023
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loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6561 Irvine Center Drive
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2023, loanDepot, Inc. (the “Company”) entered into a settlement and cooperation agreement (the “Cooperation Agreement”) with Anthony Hsieh (“Hsieh”) and certain of his affiliates (collectively, the “Hsieh Stockholders”).

Pursuant to the terms of the Cooperation Agreement:

•Hsieh withdrew the notice of nomination of a director for election at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”);

•The board of directors of the Company (the “Board”) will promptly (i) increase the size of the Board from eight to nine directors and appoint Steven Ozonian (“Ozonian”) to the Board as a Class II director and (ii) nominate for election at the 2023 Annual Meeting as Class II directors, with terms expiring at the 2026 annual meeting of stockholders, Andrew Dodson, Ozonian and Pamela Hughes Patenaude;

•If Ozonian is unable or unwilling to serve as a director at any time prior to the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), the Board will promptly reduce its size from nine to eight; and

•If, as of the record date for the 2024 Annual Meeting, the Hsieh Stockholders have not directly or indirectly sold more than 5% of the aggregate number of Class A common stock and Class C common stock beneficially owned by the Hsieh Stockholders as of the date of the Cooperation Agreement (subject to certain exceptions), the Board will (i) decrease the size of the Board from nine to eight directors effective as of the 2024 Annual Meeting and (ii) nominate for election at the 2024 Annual Meeting as Class III directors, with terms expiring at the 2027 annual meeting of stockholders, Anthony Hsieh and Brian Golson (or any other designee of the Parthenon Stockholders (as defined in the Amended and Restated Stockholders Agreement, dated as of April 21, 2022, by and among the Company, the Hsieh Stockholders, Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P. and PCP Managers, L.P.)), unless the Company (by vote of a majority of the entire Board) and Hsieh mutually agree in writing to maintain the size of the Board at nine directors beyond the 2024 Annual Meeting.

Pursuant to the Cooperation Agreement, until the date that is 30 days prior to the deadline for stockholder nominations for director elections for the 2025 annual meeting of stockholders, each of the Hsieh Stockholders has agreed to customary standstill, voting and other obligations with respect to the election or removal of directors (subject to certain exceptions), including supporting each director nominated and recommended by the Board for election at the 2023 Annual Meeting and the 2024 Annual Meeting.

In addition, the Company and Hsieh have entered into a settlement agreement and release, dated April 4, 2023 (the “Settlement Agreement and Release”) pursuant to which the Company agreed to pay Hsieh $857,000 and certain other amounts conditioned upon Hsieh providing the Company a general release of claims.

The foregoing descriptions of the Cooperation Agreement and the Settlement Agreement and Release do not purport to be complete and are qualified in their entirety by reference to the Cooperation Agreement and the Settlement Agreement and Release, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On April 4, 2023, pursuant to the terms of the Cooperation Agreement, the Board appointed Mr. Ozonian as an independent director to the Board effective immediately. Additionally, Mr. Ozonian was appointed to the Audit Committee of the Board.
Mr. Ozonian will receive compensation from the Company for his service as a director in accordance with the Company’s compensation practices for non-employee directors, as described under the caption “Director Compensation” in the Company’s definitive proxy statement filed on May 2, 2022.

Item 7.01 Regulation FD Disclosure.
On April 4, 2023, the Company issued a press release announcing the Cooperation Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Settlement and Cooperation Agreement, dated as of April 4, 2023, by and among loanDepot, Inc., Anthony Hsieh, The JLSSAA Trust, established September 4, 2014, JLSA, LLC, Trilogy Mortgage Holdings, Inc., Trilogy Management Investors Six, LLC, Trilogy Management Investors Seven, LLC and Trilogy Management Investors Eight, LLC.

10.2	Settlement Agreement and Release, dated as of April 4, 2023, by and between loanDepot, Inc. and Anthony Hsieh.
99.1	Press Release, dated April 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ Gregory Smallwood
Name: Gregory Smallwood
Title: Chief Legal Officer and Corporate Secretary

Date: April 4, 2023